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News
Release
Vectren Corporation
One Vectren Square
Evansville, IN 47708

Investor Contact     Dave Parker, (812) 491-4135, d.parker@vectren.com
Media Contact         Chase Kelley, (812) 491-4128, kckelley@vectren.com

FOR IMMEDIATE RELEASE

Aug. 3, 2017

Vectren Corporation Reports Second Quarter 2017 Results
Affirms 2017 Guidance

Evansville, Ind. - Vectren Corporation (NYSE:VVC) today reported second quarter 2017 net income of $37.6 million, or $0.45 per share, compared to net income of $32.3 million, or $0.39 per share, in the second quarter of 2016. For the six months ended June 30, 2017, net income was $92.9 million, or $1.12 per share, compared to $80.6 million, or $0.97 per share for the six months ended June 30, 2016.

Summary and highlights of results

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Utility Group earnings were $25.5 million, or $0.31 per share, in the second quarter of 2017, compared to $26.3 million, or $0.32 per share, in 2016. For the year-to-date period, net income for the Utility Group was $91.4 million, or $1.10 per share, compared to earnings of $87.4 million, or $1.06 per share in 2016. Utility Group results for the quarter and year-to-date reflect the returns from the continued investment in the gas infrastructure programs in both Indiana and Ohio. Results also reflect the expected decrease in usage of a large electric customer that completed its transition to a co-generation facility.

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Nonutility Group earnings were $12.2 million, or $0.15 per share, in the second quarter of 2017, compared to $6.5 million, or $0.08 per share, in the second quarter of 2016. For the year-to-date period, nonutility results were earnings of $1.7 million, or $0.02 per share, compared to losses of ($6.2) million, or ($0.08) per share, in 2016. Results improved in both the quarter and year-to-date periods due to strong performance for VISCO’s distribution and transmission businesses.

"Utility Group results continue on track, largely driven by our continued investment in gas infrastructure programs in both Indiana and Ohio,” said Carl Chapman, Vectren’s chairman, president and CEO. “And, while not yet impacting earnings, we continue to advance our electric grid modernization and generation diversification plans that will set the stage for future growth.”

“For our Nonutility Group, our Infrastructure Services business performed very well in the quarter with record second quarter revenues,” said Chapman. “Demand for distribution services remains high, and our large Ohio transmission pipeline project is off to a great start."

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2017 earnings guidance affirmed

The company affirms its 2017 consolidated earnings guidance range of $2.55 to $2.65 per share. The 2017 consolidated earnings guidance expectation includes Utility Group earnings within a range of $2.10 to $2.15 per share and the Nonutility Group/Corporate and Other earnings within a range of $0.45 to $0.50 per share.

Guidance ranges are based on assumptions and information currently available, but changes in these assumptions or other circumstances could materially impact earnings and result in 2017 earnings significantly above or below this guidance. These targeted ranges are subject to such factors discussed below under "Forward-Looking Statements".

Utility Group discussion

The Utility Group consists of the company’s regulated utility operations and other operations that provide information technology and other support services to those regulated operations. The company segregates its regulated utility operations between a Gas Utility Services operating segment and an Electric Utility Services operating segment. The Utility Group also earns a return on shared assets, such as customer billing systems and the customer contact center, used by the company’s utility operations.

For the three months ended June 30, 2017, Utility Group earnings were $25.5 million, compared to $26.3 million in 2016. For the six months ended June 30, 2017, the Utility Group earned $91.4 million, compared to $87.4 million in 2016. Both the quarter and year-to-date periods reflect increases in gas utility margin from returns on the Indiana and Ohio infrastructure replacement programs and increased gas large customer margin and are partially offset by the expected reduction in electric large customer usage as a customer completed its transition to a co-generation facility.

Gas Utility Services: provides natural gas distribution and transportation services to nearly two-thirds of Indiana and about 20 percent of Ohio, primarily in the west-central area.

The Gas Utility Services operating segment earned $7.0 million during the second quarter of 2017, compared to $4.7 million in the second quarter of 2016. For the six months ended June 30, 2017, Gas Utility Services earned $54.9 million, compared to earnings of $45.1 million in 2016. The improved earnings in both periods reflect increased returns on the Indiana and Ohio infrastructure replacement programs, large customer margins, and small customer growth, reduced somewhat by the impacts of warmer weather and resulting lower usage by small commercial customers in Ohio. Through rate design, the margin from residential gas customers in both Indiana and Ohio and commercial customers in Indiana is largely unaffected by weather. However, compared to normal weather, results are unfavorably impacted by approximately $2.2 million year-to-date for large and general service gas customers. In the year-to-date period, earnings were also favorably impacted by a reduction in property tax expense.

Following is more detailed information related to the earnings from Gas Utility Services. Identified items are presented after the impact of income taxes.

(millions)	Quarter End	Year-to-Date
2016 Gas Utility Earnings	$4.7	$45.1

Gas Infrastructure replacement programs	2.5	6.3
Weather impact on customer usage	(0.3)	(0.8)
Large customer margin	1.1	2.2
Small customer growth	0.4	1.0
All other	(1.4)	1.1

2017 Gas Utility Earnings	$7.0	$54.9

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Electric Utility Services: provides electric transmission and distribution services to southwestern Indiana and includes its power generating and wholesale power operations.

The Electric Utility Services operating segment earned $15.9 million in the second quarter of 2017, compared to $19.2 million in the second quarter of 2016. Electric Utility Services earned $29.6 million year-to-date in 2017, compared to earnings of $35.8 million for the six months ended June 30, 2016. Earnings in both periods reflect the expected decrease in large customer margin as a customer completed its transition to a co-generation facility, resulting in lower usage of approximately 170 GWh in the quarter and 335 GWh in the year-to-date period. Electric results, which are not protected by weather normalizing mechanisms, reflect a $1.1 million decrease in the year-to-date period, primarily from the warmer weather in the first quarter of 2017 as compared to last year. Compared to normal, the warmer weather has unfavorably impacted results by an estimated $2.0 million year-to-date in 2017.

Following is more detailed information related to the earnings from Electric Utility Services. Identified items are presented after the impact of income taxes.

(millions)	Quarter End	Year-to-Date
2016 Electric Utility Earnings	$19.2	$35.8

Weather impact on small customer usage	0.2	(1.1)
Large customer usage	(2.7)	(4.6)
All other	(0.8)	(0.5)

2017 Electric Utility Earnings	$15.9	$29.6

Other Operations
The Utility Group also earns a return on shared assets through currently approved rates as if portions of the assets were in the rate base of each utility. Such shared assets include customer billing systems and the customer contact center, as examples. In the second quarter of 2017, earnings from these operations were $2.6 million compared to $2.4 million in the second quarter of 2016. In the six months ended June 30, 2017, earnings from these operations were $6.9 million compared to $6.5 million in 2016.

Nonutility Group discussion

Results reported by business group are after tax and net of corporate expenses allocated to the Nonutility Group.

In the second quarter of 2017, Nonutility Group results were earnings of $12.2 million, compared to earnings of $6.5 million in 2016. For the six months ended June 30, 2017, the Nonutility Group reported earnings of $1.7 million, compared to losses of ($6.2) million in 2016.

Infrastructure Services: provides underground pipeline construction and repair services through wholly owned subsidiaries Miller Pipeline, LLC and Minnesota Limited, LLC.

Results from Infrastructure Services’ operations for the quarter ended June 30, 2017, were earnings of $11.4 million, compared to earnings of $4.2 million in the second quarter of 2016. During the six months ended June 30, 2017, results were earnings of $2.1 million, compared to losses of ($8.4) million in 2016. Total Infrastructure Services revenues in the second quarter of 2017 were a record $277.5 million compared to revenues of $189.2 million in the second quarter of 2016. Year-to-date, 2017 revenues totaled $424.8 million, compared to $301.7 million for the year-to-date period in 2016. At June 30, 2017, Infrastructure Services had an estimated backlog of blanket contracts of $420 million and bid contracts of $340 million, for a total backlog of $760 million. This compares to an estimated backlog at March 31, 2017, of $780 million and $725 million at Dec. 31, 2016.

The distribution portion of the business is performing well as gas utilities across the country continue to make significant investments in their infrastructure systems. Along with the continued strong demand for construction services from gas utilities,

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the warm and dry weather in the first half of the year resulted in record second quarter and year-to-date revenues for this portion of the business.

Results for the transmission portion of the business have significantly improved for the quarter and year-to-date periods as the large transmission pipeline project in Ohio, started late in the first quarter of 2017, contributed to record revenues in the second quarter. Although transmission margins are much improved in the quarter, the competitive environment in the repair and maintenance market continues. While the focus remains on the recurring integrity, station, and maintenance work, including shorter pipeline projects, opportunities for large transmission pipeline construction projects will continue to be pursued. The fundamental business model related to the long cycle of integrity, station and maintenance work in the transmission sector remains unchanged. Demand remains high due to aging infrastructure and evolving safety and reliability regulations. Margins from the integrity, station and maintenance work are generally more consistent from year to year as compared to margins derived from the intermittent large projects.

Energy Services: provides energy performance contracting and sustainable infrastructure, such as renewables, distributed generation, and combined heat and power projects through its wholly owned subsidiary Energy Systems Group, LLC (ESG).

Results from Energy Services’ operations for the second quarter of 2017 were earnings of $1.1 million, compared to earnings of $2.3 million in 2016. During the six months ended June 30, 2017, Energy Services’ earnings were break-even, compared to earnings of $2.5 million in 2016. The lower results in the quarter and year-to-date are primarily due to the expiration of 179D tax deductions and increased operating costs. Section 179D, which allowed for federal tax deductions related to achieved energy efficiency savings, expired on Dec. 31, 2016, and therefore had no impact in 2017. The impact of the tax deductions, net of expenses, reflected in 2016 results, were $0.7 million in the second quarter and $1.4 million year-to-date. Energy Services has year-to-date revenues of $120.7 million in 2017, compared to revenues of $115.3 million for the year-to-date period in 2016.

At June 30, 2017, the backlog of signed fixed price contracts is $181 million compared to $234 million at Dec. 31, 2016, and $187 million at June 30, 2016. The backlog at June 30, 2017 is lower than Dec. 31, 2016, due primarily to fewer contracts being signed in the first half of 2017. The sales funnel continues to grow, now at a near record $425 million, which is partially reflective of the slow contract signing process experienced year-to-date, but also reflects strong demand for Energy Services’ work. The Company's long-term view of the performance contracting and sustainable infrastructure opportunities remains strong with continued national focus expected on energy conservation and sustainability, renewable energy, and security as power prices across the country rise and customer focus on new, efficient, clean sources of energy grows.

Vectren Utility Holdings, Inc. (VUHI) and Vectren Capital Corporation (Vectren Capital) Financing Transactions

On July 14, 2017, VUHI (holding company for the Utility Group utilities) entered into a private placement Note Purchase Agreement pursuant to which institutional investors have agreed to purchase the following tranches of notes: (i) $100 million of 3.26% Guaranteed Senior Notes, Series A, due August 28, 2032 and (ii) $100 million of 3.93% Guaranteed Senior Notes, Series B, due November 29, 2047. The notes will be jointly and severally guaranteed by the wholly owned utility subsidiaries of VUHI.

Subject to the satisfaction of customary conditions precedent, the Series A note proceeds will be received on Aug. 28, 2017, and the Series B proceeds will be received on Nov. 29, 2017.

Also on July 14, 2017, VUHI closed on the extension of its existing revolving credit agreement in the aggregate amount of $400 million with a $10 million swing line sublimit and a $20 million letter of credit sublimit. The VUHI agreement is jointly and severally guaranteed by its wholly owned utility subsidiaries. Additionally, on July 14, 2017, Vectren Capital, a wholly owned subsidiary of the company and financing entity for the Nonutility Group, closed on the extension of its existing revolving credit agreement in the aggregate amount of $200 million with a $40 million swing line sublimit and an $80 million letter of credit sublimit. The Vectren Capital agreement is guaranteed by Vectren Corporation.

These credit agreements mature on July 14, 2022, and replace current bank credit agreements that had an original maturity date of Oct. 31, 2019. The total $600 million of short-term borrowing capacity between the two lines remains unchanged; however, the VUHI agreement commitment was increased by

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$50 million as compared to the prior credit agreement, and the Vectren Capital agreement commitment was decreased by $50 million as compared to the prior credit agreement.

Please SEE ATTACHED unaudited schedules for additional financial information

Live Webcast on Aug. 4, 2017
Vectren’s financial analyst call will be at 2:00 p.m. (ET), Aug. 4, 2017, at which time management will discuss second quarter 2017 financial results and 2017 earnings guidance. To participate in the call, analysts are asked to dial 1-844-825-9787 10 minutes prior to the start time and refer to the “Vectren Corporation 2017 Second Quarter Earnings Call”. All interested parties may listen to the live webcast accompanied by a slide presentation, which will be available on Vectren’s Investor Relations homepage, investors.vectren.com. A replay of the webcast will be made available at the same location approximately two hours following the conclusion of the analyst call.

About Vectren
Vectren Corporation (NYSE: VVC) is an energy holding company headquartered in Evansville, Ind. Vectren’s energy delivery subsidiaries provide gas and/or electricity to more than 1 million customers in adjoining service territories that cover nearly two-thirds of Indiana and about 20 percent of Ohio, primarily in the west-central area. Vectren’s nonutility subsidiaries and affiliates currently offer energy-related products and services to customers throughout the U.S. through Infrastructure Services and Energy Services. To learn more about Vectren, visit www.vectren.com.

Forward-Looking Information

A “safe harbor” for forward-looking statements is provided by the Private Securities Litigation Reform Act of 1995 (Reform Act of 1995). The Reform Act of 1995 was adopted to encourage such forward-looking statements without the threat of litigation, provided those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Certain matters described in Management’s Discussion and Analysis of Results of Operations and Financial Condition are forward-looking statements. Such statements are based on management’s beliefs, as well as assumptions made by and information currently available to management. When used in this filing, the words “believe”, “anticipate”, “endeavor”, “estimate”, “expect”, “objective”, “projection”, “forecast”, “goal”, “likely”, and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause the company’s actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

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Factors affecting utility operations such as unfavorable or unusual weather conditions; catastrophic weather-related damage; unusual maintenance or repairs; unanticipated changes to coal and natural gas costs; unanticipated changes to gas transportation and storage costs, or availability due to higher demand, shortages, transportation problems or other developments; environmental or pipeline incidents; transmission or distribution incidents; unanticipated changes to electric energy supply costs, or availability due to demand, shortages, transmission problems or other developments; or electric transmission or gas pipeline system constraints.

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New legislation, litigation and government regulation or other actions, such as changes in or additions to tax laws or rates, pipeline safety regulation and environmental laws, including laws governing air emissions, carbon, waste water discharges and the handling and disposal of coal combustion residuals that could impact the continued operation, and/or cost recovery of generation plants and related assets. These compliance costs could substantially change the nature of the company’s generation fleet.

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Catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, physical attacks, cyber attacks, or other similar occurrences could adversely affect the company's facilities, operations, financial condition, results of operations, and reputation.

•	Increased competition in the energy industry, including the effects of industry restructuring, unbundling, and other sources of energy.

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Regulatory factors such as uncertainty surrounding the composition of state regulatory commissions, adverse regulatory changes, unanticipated changes in rate-setting policies or procedures, recovery of investments and costs made under

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regulation, interpretation of regulatory-related legislation by the IURC and/or PUCO and appellate courts that review decisions issued by the agencies, and the frequency and timing of rate increases.

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Financial, regulatory or accounting principles or policies imposed by the Financial Accounting Standards Board; the Securities and Exchange Commission; the Federal Energy Regulatory Commission; state public utility commissions; state entities which regulate electric and natural gas transmission and distribution, natural gas gathering and processing, electric power supply; and similar entities with regulatory oversight.

•	Economic conditions including the effects of inflation, commodity prices, and monetary fluctuations.

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Economic conditions surrounding the current economic uncertainty, including increased potential for lower levels of economic activity; uncertainty regarding energy prices and the capital and commodity markets; volatile changes in the demand for natural gas, electricity, and other nonutility products and services; economic impacts of changes in business strategy on both gas and electric large customers; lower residential and commercial customer counts; variance from normal population growth and changes in customer mix; higher operating expenses; and reductions in the value of investments.

•	Volatile natural gas and coal commodity prices and the potential impact on customer consumption, uncollectible accounts expense, unaccounted for gas and interest expense.

•	Volatile oil prices and the potential impact on customer consumption and price of other fuel commodities.

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Direct or indirect effects on the company’s business, financial condition, liquidity and results of operations resulting from changes in credit ratings, changes in interest rates, and/or changes in market perceptions of the utility industry and other energy-related industries.

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The performance of projects undertaken by the company’s nonutility businesses and the success of efforts to realize value from, invest in and develop new opportunities, including but not limited to, the company’s Infrastructure Services, Energy Services, and remaining ProLiance Holdings assets.

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Factors affecting Infrastructure Services, including the level of success in bidding contracts; fluctuations in volume and mix of contracted work; mix of projects received under blanket contracts; unanticipated cost increases in completion of the contracted work; funding requirements associated with multiemployer pension and benefit plans; changes in legislation and regulations impacting the industries in which the customers served operate; the effects of weather; failure to properly estimate the cost to construct projects; the ability to attract and retain qualified employees in a fast growing market where skills are critical; cancellation and/or reductions in the scope of projects by customers; credit worthiness of customers; ability to obtain materials and equipment required to perform services; and changing market conditions, including changes in the market prices of oil and natural gas that would affect the demand for infrastructure construction.

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Factors affecting Energy Services, including unanticipated cost increases in completion of the contracted work; changes in legislation and regulations impacting the industries in which the customers served operate; changes in economic influences impacting customers served; failure to properly estimate the cost to construct projects; risks associated with projects owned or operated; failure to appropriately design, construct, or operate projects; the ability to attract and retain qualified employees; cancellation and/or reductions in the scope of projects by customers; changes in the timing of being awarded projects; credit worthiness of customers; lower energy prices negatively impacting the economics of performance contracting business; and changing market conditions.

•	Employee or contractor workforce factors including changes in key executives, collective bargaining agreements with union employees, aging workforce issues, work stoppages, or pandemic illness.

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Risks associated with material business transactions such as acquisitions and divestitures, including, without limitation, legal and regulatory delays; the related time and costs of implementing such transactions; integrating operations as part of these transactions; and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions.

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Costs, fines, penalties and other effects of legal and administrative proceedings, settlements, investigations, claims, including, but not limited to, such matters involving compliance with federal and state laws and interpretations of these laws.

The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changes in actual results, changes in assumptions, or other factors affecting such statements.